Exhibit 99.1

El Paso Electric Announces Early Tender Results and Pricing of Debt Tender Offer

NEWS RELEASE
Contact:
Media: Teresa Souza, 915-543-5823
Analysts: Rachelle Williams, 915-543-2257
May 17, 2005

     El Paso Electric (NYSE:EE) previously announced a cash tender offer for its 8.90% Series D First Mortgage Bonds due February 1, 2006 (the “Series D Bonds”) and its 9.40% Series E First Mortgage Bonds due May 1, 2011 (the “Series E Bonds”, and together with the Series D Bonds, the “Bonds”) on May 5, 2005. EPE today announced the results for holders of the Bonds who tendered and did not withdraw their Bonds by 5:00 p.m., New York City time, on May 16, 2005 (the “Early Tender Date”).

Title of Securities	CUSIP Number	Amount Tendered by Early Tender Date

Series D Bonds	283677AT9	$117,117,000.00
Series E Bonds	283677AU6	$150,213,000.00

     The estimated amounts tendered of each series of Bonds set forth above are subject to verification and may change. Bonds tendered prior to the Early Tender Date may not be withdrawn except as may be required by law. In accordance with the terms of the Offer to Purchase dated May 5, 2005 (the “Offer to Purchase”), holders may still tender additional Bonds until 11:59 p.m., New York City time, on Thursday, June 2, 2005 (unless extended, the “Expiration Date”).

     EPE expects to use the proceeds from the offering of unsecured debt securities under its effective shelf registration statement, which it announced on May 12, 2005, to fund the tender offer. Receipt by EPE of the proceeds from this offering of unsecured debt securities and the satisfaction of the other conditions described in the Offer to Purchase are conditions to EPE’s acceptance of tendered Bonds. The payment date for the Bonds tendered as of the Early Tender Date will be promptly following the acceptance of such tenders, which is currently expected to occur today (the “Initial Settlement Date”).

     Upon acceptance of the Bonds, EPE will pay $1,037.80 (the “Series D Total Consideration”) for each $1,000 principal amount of Series D Bonds and $1,087.30 (the “Series E Total Consideration”) for each $1,000 principal amount of Series E Bonds, in each case tendered and not withdrawn by 5:00 p.m., New York City time, on the Early Tender Date, plus accrued but unpaid interest up to but not including the date of payment. Holders who tender their Bonds prior to 11:59 p.m., New York City time, on the Expiration Date, will receive the “Series D Tender Offer Consideration” of $1,017.80 per $1,000 principal amount of Series D Bonds, or the “Series E Tender Offer Consideration” of $1,067.30 per $1,000 principal amount of Series E Bonds, which is equal in each case, to the Total Consideration, minus an Early Tender Premium of $20 per $1,000 principal amount of Bonds, plus accrued but unpaid interest up to but not including the date of payment, which will occur promptly after the Expiration Date.

     These amounts were determined by reference to a fixed spread of 15 basis points over the yield (as reported by Bloomberg Government Pricing Monitor on “Page BBT3” at 2:00 p.m., New York City time, on May 16, 2005) of the 1.875% U.S. Treasury Security due January 31, 2006.

     EPE intends to exercise its right to defease, pursuant to the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996 under which the Bonds are issued, any Bonds not purchased pursuant to the tender offer, promptly following the final settlement date for Bonds tendered prior to the Expiration Date. The defeasance will be a taxable transaction for U.S. federal income tax purposes. Holders of Bonds who do not tender their Bonds pursuant to the offer will generally recognize gain, if any, for U.S. federal income tax purposes upon the defeasance even though such holders will receive no cash payment as a result of the defeasance.

     EPE has retained Credit Suisse First Boston LLC to serve as Dealer Manager for the tender offer, U.S. Bank National Association to serve as the Depositary Agent and MacKenzie Partners, Inc. as Information Agent for the tender offer. Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322-2885 or by calling (212) 929-5500 collect or in writing at 105 Madison Avenue, 14th Floor, New York, New York 10016. Questions regarding the tender offer may be directed to Credit Suisse First Boston LLC at (800) 820-1653 or by calling (212) 325-3784 collect.

     This news release is not an offer to purchase or a solicitation of an offer to sell any securities, which is being made only pursuant to the terms of the Offer to Purchase, dated May 5, 2005. None of EPE, the Dealer Manager, the Depositary Agent or the Information Agent makes any recommendation that the holders should tender or refrain from tendering all or any portion of the principal amount of their Bonds pursuant to the tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Bonds. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of EPE by Credit Suisse First Boston LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

     This release shall not constitute an offer to sell or the solicitation of an offer to buy the unsecured debt securities that EPE announced on May 12, 2005, nor shall there be any sale of these securities in any state in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The written prospectus for the offering may be obtained from El Paso Electric, Stanton Tower, 100 North Stanton, El Paso, Texas 79901, attention: Investor Relations, or Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, attention: Liability Management Desk.

     El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 332,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico. EPE has a net installed generation capacity of approximately 1,500 MW. EPE’s common stock trades on the New York Stock Exchange under the symbol EE.

Safe Harbor for Forward-Looking Statements

     This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EPE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EPE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Units 1 and 3 and other costs at the Palo Verde Nuclear Generating Station; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the Federal Energy Regulatory Commission investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EPE in its public filings with the Securities and Exchange Commission. EPE’s filings are available from the Securities and Exchange Commission or may be obtained through EPE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. EPE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EPE except as required by law.